FINAL (BBCV)

Annex A

STANDARD DEFINITIONS

“ACH Form” shall mean the ACH authorization form executed by Obligors substantially in the form attached as Exhibit O to the Agreement.

“Additional Servicing Compensation” shall mean any late fees related to late payments on the Timeshare Loans, any non-sufficient funds fees, any processing fees, any Liquidation Expenses collected by and due to the Servicer, any refunds paid by the Servicer as a result of overpayments on payoffs and any unpaid out of pocket expenses incurred by the Servicer during the related Due Period.

“Affiliate” shall mean any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided, however, that under no circumstances shall Bluegreen be deemed an Affiliate of any 5% or greater shareholder of Bluegreen or any Affiliate of such shareholder who is not a Direct Affiliate (as defined below) of Bluegreen, nor shall any such shareholder be deemed to be an Affiliate of Bluegreen. The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, only entities included in Bluegreen’s GAAP consolidated financial statements shall be an Affiliate of Bluegreen (a “Direct Affiliate”).

“Aggregate Loan Balance” shall mean the sum of the Loan Balances for all Timeshare Loans (other than Defaulted Timeshare Loans).

“Aggregate Sale Date Loan Pool” shall mean, on any date of determination, all Timeshare Loans sold to the Buyer on each Sale Date during the Purchase Period.

“Agreement” shall mean the Loan Sale and Servicing Agreement dated as of December 22, 2010, by and between BBCV Receivables-Q 2010 LLC, a Delaware limited liability company, as the seller, Quorum Federal Credit Union, a federally chartered credit union, as the buyer, Bluegreen Corporation, a Massachusetts corporation, as the servicer, Vacation Trust, Inc., a Florida corporation, as the club trustee, Concord Servicing Corporation, an Arizona corporation, as the backup servicer, and U.S. Bank National Association, a national banking association, as the custodian, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Agreement Termination Date” shall mean the earlier to occur of (i) the date when all Net Investment Amounts for all Sale Date Loan Pools sold by the Seller to the Buyer have been reduced to zero and there will be no further sales of Timeshare Loans from Seller to the Buyer, and (ii) the Facility Termination Date.

“Approved Financial Institution” shall mean a federal or state-chartered depository institution or trust company having a combined surplus and capital of at least one hundred million dollars ($100,000,000) and further having (a) commercial paper, short-term debt obligations, or other short-term deposits that are rated at least “A-1” by S&P or “P-1” by Moody’s , if the deposits are to be held in the account for thirty (30) days or less, or (b) having long-term unsecured debt obligations that are rated at least investment grade by S&P and Moody’s, if the deposits are to be held in the account more than thirty (30) days. Notwithstanding the foregoing, if an account is held by an Approved Financial Institution, following a downgrade, withdrawal, qualification, or suspension of such institution’s rating, each account must promptly (and in any case within not more than thirty (30) calendar days) be moved with written notice to the Buyer, to an Approved Financial Institution.

“Aruba Club Loans” shall mean all timeshare loans originated by the Aruba Originator on or after January 26, 2004 each secured by Co-op Shares.

“Aruba Originator” shall mean Bluegreen Properties, N.V., an Aruba corporation.

“Assets” shall have the meaning set forth in Section 1.8 of the Agreement.

“Assignment of Mortgage” shall mean, with respect to a Deeded Club Loan, a written assignment of one or more Mortgages from the related Originator to the Buyer, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Buyer.

“Assumption Date” shall have the meaning specified in the Backup Servicing Agreement.

“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, managing member, board of managers and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors or board of managers of such corporation or limited liability company, as the case may be, to sign agreements, instruments or other documents in connection with the Agreement on behalf of such corporation, limited liability company or partnership, as the case may be.

“Available Funds” shall mean for any Distribution Date, (a) all funds on deposit in the Collection Account (including interest paid, if any, on funds in the Collection Account from the prior Distribution Date through and including the day immediately preceding such Distribution Date) after making all transfers and deposits required from (i) the Lockbox Account, (ii) the Seller pursuant to the Agreement, and (iii) the Servicer pursuant to the Agreement, less (b) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Distribution Date, less (c) any Additional Servicing Compensation on deposit in the Collection Account, less (d) Misdirected Deposits, if any.

“Backup Servicer” shall mean Concord Servicing Corporation, an Arizona corporation, and its permitted successors and assigns.

“Backup Servicing Agreement” shall mean the backup servicing agreement, dated as of December 22, 2010, by and among the Seller, the Servicer, the Backup Servicer and the Buyer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Backup Servicing Fee” shall on each Distribution Date (so long as Concord Servicing Corporation is the Backup Servicer), be equal to:

(a) prior to the removal or resignation of Bluegreen, as Servicer, the greater of (i) seven hundred fifty dollars ($750.00) and (ii) the product of (1)(x) $0.10 and (y) the number of Timeshare Loans sold to the Buyer at the end of the related Due Period up to twenty thousand (20,000) and (2)(x) $0.075 and (y) the number of Timeshare Loans sold to the Buyer at the end of the related Due Period in excess of twenty thousand (20,000), and

(b) after the removal or resignation of Bluegreen, as Servicer, an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the aggregate Loan Balance as of the first day of the related Due Period.

“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

“BBCV” shall mean Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company, and its permitted successors and assigns.

“BBCV Originator” shall mean Bluegreen/Big Cedar Vacations, LLC, a Delaware limited liability company, in its capacity as an Originator.

“Beneficiary” shall have the meaning set forth in the Club Trust Agreement.

“Bluegreen” shall mean Bluegreen Corporation, a Massachusetts corporation, and its permitted successors and assigns.

“Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday, (c) a day on which banking institutions in New York City, the State of Florida, the State of Minnesota or the city in which the Servicer is located, are authorized or obligated by law or executive order to be closed or (d) a day when the Buyer is closed as reflected on Exhibit P as updated from time to time.

“Buyer” shall mean Quorum Federal Credit Union, a federally chartered credit union.

“Buyer Commitment Purchase Confirmation” shall have the meaning set forth in Section 2.1(b) of the Agreement.

“Buyer Loan Pool Repayment Amount” shall mean, on any Distribution Date, the amount actually distributed to the Buyer under Section 4.3(a)(v) and (vi) of the Agreement.

“Buyer Purchase Confirmation” shall have the meaning set forth in Section 2.1(c) of the Agreement.

"Buyer Purchase Price Percentage" shall mean, as of any date of determination and with respect to any Sale Date Loan Pool, (a) prior to the occurrence of a Timeshare Portfolio Performance Event, the percentage as set forth in, as applicable, the related Buyer Purchase Confirmation or the Buyer Commitment Purchase Confirmation or (b) on or after the occurrence of a Timeshare Portfolio Performance Event, the ratio of (i) the Net Investment Amount for the Aggregate Sale Date Loan Pool to (ii) the Aggregate Loan Balance of the Aggregate Sale Date Loan Pool, both amounts in (b)(i) and (b)(ii) as of the earlier to occur of (x) the Distribution Date immediately prior to such date of determination or (y) the most recent Distribution Date, if any, upon which a Timeshare Portfolio Performance Event was cured, such ratio expressed as a percentage.

“Buyer Target Loan Pool Repayment Amount” shall mean, with respect to any Distribution Date, the amount that must be distributed to the Buyer to reduce the Net Investment Amount to the Target Net Investment Amount after giving effect to all distributions on such Distribution Date.

“Buyer Trigger Event” shall mean any one of the following events:

(a)       if any representation or warranty of the Buyer made in the Agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within thirty (30) days (or, if the Buyer shall have provided evidence satisfactory to the Seller that such representation or warranty cannot be cured in the thirty (30) day period and that it is diligently pursuing a cure, sixty (60) days) after the earlier of (x) the Buyer first acquiring Knowledge thereof, and (y) the Seller’s giving written notice thereof to the Buyer; or

(b)       the entry by a court or other Governmental Authority having jurisdiction over the Buyer of (i) a decree or order for relief in respect of the Buyer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Buyer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Buyer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Buyer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(c)       the commencement by the Buyer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Buyer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Buyer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Buyer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Buyer in furtherance of any such action; or

(d)       the impairment of the validity of the security interest of the Seller in, or the claim by any Person (other than Seller) of a Lien in respect of, the Deferred Purchase Price or the Deposit Accounts, or the creation of any Lien on or with respect to such assets or any portion thereof not otherwise permitted by the Seller, which is not stayed or released within ten (10) days of the Buyer having Knowledge of its creation.

“Closing Date” shall mean December 22, 2010.

“Club” shall mean the Bluegreen Vacation Club multi-site timeshare plan, which has been established pursuant to the Club Trust Agreement.

“Club Association” shall mean Bluegreen Vacation Club, Inc., a Florida not-for-profit corporation, being the owners association for the Club.

“Club Bylaws” shall mean the Amended and Restated By-laws of Bluegreen Vacation Club, Inc., as amended.

“Club Loans” shall mean, collectively, and as applicable, the Deeded Club Loans and the Aruba Club Loans.

“Club Management Agreement” shall mean that certain Amended and Restated Management Agreement between the Club Managing Entity and the Club Trustee, dated as of May 18, 1994, as amended from time to time.

“Club Managing Entity” shall mean Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club’s reservation system, and its permitted successors and assigns.

“Club Originator” shall mean Bluegreen, in its capacity as an Originator.

“Club Property” shall mean Timeshare Properties, Owner Beneficiary Rights and Vacation Points, and with respect to the definition of Upgrade, may also mean, as applicable, timeshare property unrelated to Timeshare Loans which are sold to the Buyer pursuant to the Agreement.

“Club Trust Agreement” shall mean, collectively, that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between the Developer and the Club Trustee, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

“Club Trustee” shall mean Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement, and its permitted successors and assigns.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

“Collection Account” shall mean the Eligible Bank Account established and maintained by the Buyer pursuant to Section 4.2(a) of the Agreement.

“Collection Policy” shall mean the collection policies of the initial servicer in effect on the Closing Date attached as Exhibit A to the Agreement, as may be amended from time to time.

“Commitment Period” shall mean the period commencing on the Closing Date and continuing until one (1) year from the Closing Date.

“Commitment Purchase Period” shall have the meaning set forth in Section 2.1(b) of the Agreement.

“Commitment Purchase Period Terms Letter” shall have the meaning set forth in Section 2.1(b) of the Agreement.

“Completed Unit” shall mean a Unit at a Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy or its equivalent, is ready for occupancy and is subject to a time share declaration.

“Continued Errors” shall have the meaning specified in Section 7.4(b) of the Agreement.

“Co-op Shares” shall mean a share certificate issued by the timeshare cooperative association of La Cabana Resort.

“Credit Policy” shall mean the credit and underwriting policies of the Originators in effect on the Closing Date attached as Exhibit D to the Agreement, as may be amended from time to time.

“Cumulative Default Level” shall mean, for any date of determination, the quotient of (a)(i) the aggregate Loan Balance of all Defaulted Timeshare Loans in the Aggregate Sale Date Loan Pool that became Defaulted Timeshare Loans, minus (ii) the Loan Balances of such Defaulted Timeshare Loans that subsequently became current, divided by (b) the sum of the Sale Date Aggregate Loan Balances of each of such Timeshare Loans in the Aggregate Sale Date Loan Pool, expressed as a percentage (%). The Cumulative Default Level shall not commence to be determined until one (1) year from the first Sale Date.

Custodial Agreement” shall mean the custodial agreement, dated as of December 22, 2010, by and among the Seller, the Servicer, the Backup Servicer, the Buyer and Custodian, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof providing for the custody and maintenance of the Timeshare Loan Documents relating to the Timeshare Loans.

“Custodian” shall mean U.S. Bank National Association, a national banking association, or its permitted successors and assigns.

“Custodian’s Certification” shall have the meaning specified in Section 2.2(a) of the Custodial Agreement.

“Custodian Fees” shall mean for each Distribution Date, the fee payable by the Buyer to the Custodian in accordance with Section 2.4 of the Custodial Agreement.

“Cut-Off Date” shall mean, with respect to a Timeshare Loan, the date specified as the “Cut-Off Date” by the Seller, from time to time, in the Schedule of Timeshare Loans after which, subject to the terms of the Agreement and the other Transaction Documents, all subsequent collections related to such Timeshare Loans are for the account of the Buyer.

“Cut-Off Date Loan Balance” shall mean the Loan Balance of a Timeshare Loan on its related Cut-Off Date.

“Deeded Club Loan” shall mean a timeshare loan (including, as applicable, a Wilderness Loan) originated by the Club Originator or the BBCV Originator and evidenced by a Mortgage Note and secured by a first Mortgage on a fractional fee simple timeshare interest in a Unit or an undivided interest in a Resort (or a phase thereof) associated with a Unit.

“Default Level” shall mean for any Due Period, the aggregate Loan Balance (without regard to recoveries) of Timeshare Loans that became Defaulted Timeshare Loans during such Due Period and not repurchased or substituted by the last day of such Due Period (less the Loan Balances of Defaulted Timeshare Loans that subsequently became current during such Due Period which remain owned by the Buyer pursuant to the Agreement at such time) divided by the Aggregate Loan Balance on the first day of such Due Period, expressed as a percentage.

“Defaulted Timeshare Loan” shall mean a Timeshare Loan (a) for which, the Servicer has commenced cancellation or termination proceedings on the related Timeshare Loan after collection efforts have failed in accordance with its credit and collection policies, (b) for which, all or part of a scheduled payment under the Timeshare Loan is more than one hundred twenty (120) days delinquent from the due date, provided, that with respect to this clause (b) if a Timeshare Loan is not more than one hundred twenty (120) days delinquent as of the last day of the Due Period, it shall not be a Defaulted Timeshare Loan as of that date or (c) that otherwise ceases to be an Eligible Timeshare Loan.

“Defective Timeshare Loan” shall have the meaning specified in Section 6.1 of the Agreement.

“Deferred Purchase Price” shall mean, with respect to any Sale Date Loan Pool, the sum of (a) all collections distributed to the Seller following the Sale Date and (b) the Loan Balance of any Defaulted Timeshare Loans assigned by the Buyer to or for the benefit of the Seller, all in accordance with, respectively, Section 4.3(a)(x) or Section 4.3(b) of the Agreement.

“Delinquency Level” shall mean for any Due Period, the sum of the Loan Balances of Timeshare Loans (other than Defaulted Timeshare Loans) that are sixty one (61) days or more delinquent on the last day of such Due Period divided by the Aggregate Loan Balance on the first day of such Due Period (expressed as a percentage).

“Deposit Account Control Agreement” shall mean, as applicable, (a) that certain Control Agreement, dated as of December 22, 2010, by and among, the Seller, the Buyer and U.S. Bank National Association, covering the Collection Account and (b) that certain Deposit Account Control Agreement, dated as of December 22, 2010, by and among, the Seller, the Buyer and Bank of America, covering the Lockbox Account.

“Deposit Accounts” shall mean and refer, as applicable, to the Collection Account and the Lockbox Account.

“Determination Date” shall mean, with respect to any Distribution Date, the day that is five (5) Business Days prior to such Distribution Date.

“Developer” shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation, and its permitted successors and assigns.

“Distribution Date” shall mean the second (2nd) day of each month following the end of the preceding Due Period, or, if such date is not a Business Day, then the next succeeding Business Day, commencing on the second (2nd) day of the calendar month following the first Due Period.

“Due Period” shall mean with respect to any Distribution Date, the period from the sixteenth (16th) day of the second (2nd) preceding calendar month to the fifteenth (15th) day of the preceding calendar month.

“Eligible Bank Account” shall mean a segregated account held for the benefit of the Buyer which may be an account maintained with Quorum Federal Credit Union or which is either: (a) maintained with an Approved Financial Institution and in the name of the Buyer; or (b) a trust account or similar account maintained at the corporate trust department of U.S. Bank National Association and in the name of the Buyer.

“Eligible Borrower” shall mean a natural person who satisfies the debit check for credit union membership and becomes a member of the Buyer.

“Eligible Timeshare Loan” shall mean a Timeshare Loan which meets all of the criteria set forth in Schedule I of the Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Errors” shall have the meaning specified in Section 7.4(b) of the Agreement.

“Facility Termination Date” shall mean the date which is twenty (20) years from the first Sale Date and on which, if all Net Investment Amounts for all Sale Date Loan Pools sold by the Seller to the Buyer pursuant to the Agreement have not previously been reduced to zero, all Net Investment Amounts for all Sale Date Loan Pools sold by the Seller to the Buyer pursuant to the Agreement shall be reduced to zero pursuant to Section 4.3(a) of the Agreement or by sale or otherwise.

“FICO Score” shall mean a credit risk score determined by the Fair Isaac Corporation for a consumer borrower through the analysis of individual credit files. In the event that such credit risk scoring program ceases to exist, Seller and Buyer shall select a mutually agreeable successor credit risk scoring program.

For Obligors related to Timeshare Loans to be sold to Buyer under the Agreement and which were originated on and after December 15, 2008, the FICO Score was determined at the point of sale. In the event that an Obligor consists of more than one individual (e.g., husband and wife) (an "Obligor Group"), the FICO Score for such Obligor Group shall be based on the highest of the FICO Scores for all individuals who have a FICO Score in such Obligor Group. If all individuals in an Obligor Group have no FICO Score, then the Obligor Group shall be considered to have no FICO Score.

Notwithstanding the foregoing, for Obligors related to Timeshare Loans to be sold to Buyer under the Agreement and which were originated prior to December 15, 2008, the FICO Score was determined by an Experian Quest run subsequent to origination and was based on the primary Obligor in respect of the related Timeshare Loan.

“Force Majeure Delay” shall mean with respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer, which delays, prevents or prohibits such Person’s delivery of the reports required to be delivered or the performance of any other duty or obligation of the Servicer under the Agreement, as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided, that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Buyer written notice thereof as soon as practicable after the beginning of such delay.

“Foreclosure Property” shall have the meaning specified in Section 7.3(a)(xiii) of the Agreement.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

“Initial Purchase Price Installment” shall mean, for each Sale Date Loan Pool, the cash amount paid to the Seller on the Sale Date for such Sale Date Loan Pool.

“Knowledge” shall mean (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue or receipt of notification by proper delivery of such fact, event or circumstance and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person or receipt, by a Responsible Officer of such Person, of notification by proper delivery of such fact, event or circumstance.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

“Liquidation” shall mean, with respect to any Timeshare Loan, the sale or compulsory disposition of a Foreclosure Property, following foreclosure, termination or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or an Affiliate thereof.

“Liquidation Expenses” shall mean, with respect to the Foreclosure Property related to a Defaulted Timeshare Loan, as of any date of determination, any reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer or the Remarketing Agent in connection with the performance of its obligations under Section 7.3(a)(xiii) in the Agreement or the Remarketing Agreement, as applicable, including, but not limited to, (a) any foreclosure, deed-in-lieu of foreclosure or termination and other repossession expenses incurred with respect to such Foreclosure Property, (b) commissions and marketing and sales expenses incurred by the Servicer or the Remarketing Agent with respect to the remarketing of the related Foreclosure Property (including the Remarketing Fee), and (c) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of a Foreclosure Property (including any assessed and unpaid Timeshare Association fees and real estate taxes).

“Liquidation Proceeds” shall mean with respect to the Liquidation of any Foreclosure Property related to a Defaulted Timeshare Loan, the amounts actually received by the Servicer or the Remarketing Agent in connection with such Liquidation.

“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).

“Lockbox Account” shall mean the deposit account maintained at the Lockbox Bank pursuant to written agreement, which shall be a non-interest bearing account.

“Lockbox Bank” shall mean Bank of America, N.A. or an Approved Financial Institution.

“Lockbox Fee” shall mean on each Distribution Date, the fee payable by the Buyer to the Lockbox Bank in accordance with Section 4.3(a)(iii) of the Agreement.

“Lost Note Affidavit” shall mean a lost instrument affidavit substantially in the form of Exhibit B attached to the Agreement.

“Maximum Program Fee Rate” means, with respect to a given Maximum Program Fee Rate Period, the highest Program Fee Rate applicable during the related Maximum Program Fee Rate Period, and, during the next succeeding Maximum Program Fee Rate Period, if no notice of a change in the Maximum Program Fee Rate is provided by the Buyer; provided, however, that the Maximum Program Fee Rate during the first six (6) months of the Commitment Purchase Period shall be equal to eight percent (8%) per annum.

“Maximum Program Fee Rate Period” shall mean each consecutive six-month period during the Purchase Period, with the first such period beginning on the commencement of the Commitment Purchase Period.

“Misdirected Payments” shall mean such payments that have been deposited to the Collection Account in error.

“Minimum Required Amount” shall mean, during the Commitment Purchase Period, an amount which does not exceed $20,000,000.

“Monthly Buyer Notice” shall have the meaning set forth in Section 2.1(c) of the Agreement.

“Monthly Servicer Report” shall have the meaning specified in Section 7.5(a) of the Agreement.

“Mortgage” shall mean, with respect to a Deeded Club Loan, any purchase money mortgage, deed of trust, purchase money deed of trust or mortgage deed creating a first lien on a Timeshare Property to secure debt granted by the Club Trustee on behalf of an Obligor to the applicable Originator with respect to the purchase of such Timeshare Property and/or the contribution of the same to the Club and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.

“Mortgage Note” shall mean, with respect to a Deeded Club Loan, the original, executed promissory note evidencing the indebtedness of an Obligor under a Deeded Club Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Multiemployer Plan” shall have the meaning specified in Section 12.1(n) of the Agreement.

“Net Liquidation Proceeds” shall mean with respect to a Liquidation, the positive difference between Liquidation Proceeds and Liquidation Expenses.

“Net Investment Amount” means, on any date of determination with respect to a Sale Date Loan Pool, (a) the Initial Purchase Price Installment less (b) the sum of all the Buyer Loan Pool Repayment Amounts paid to the Buyer on prior Distribution Dates.

“Obligor” shall mean a natural person obligated to make payments under a Timeshare Loan.

“OFAC” shall mean the Office of Foreign Asset Control of the Department of the Treasury and the statutes, executive orders and regulations promulgated thereby.

“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the applicable party.

“Opinion of Counsel” shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.

“Optional Purchase Limit” shall mean, on any date, an amount equal to (x) fifteen percent (15%) of the Loan Balance of the Aggregate Sale Date Loan Pool, less (y) the aggregate Loan Balances (as of the related purchase dates or release dates, as applicable) of all Defaulted Timeshare Loans (i) previously purchased by the applicable Originator pursuant to the Purchase Agreement or the Agreement or (ii) previously released pursuant to Section 4.3(b) of the Agreement.

“Optional Reacquisition Date” shall mean the first date on which the then current aggregate Net Investment Amounts in respect of all of the Timeshare Loans in the Aggregate Sale Date Loan Pool is less than or equal to fifteen percent (15%) of all of the original aggregate Net Investment Amounts in respect of all of the Timeshare Loans sold in each Sale Date Loan Pool on the related Sale Date.

“Optional Substitution Limit” shall mean, on any date, an amount equal to (x) twenty percent (20%) of the Loan Balance of the Aggregate Sale Date Loan Pool less (y) the aggregate Loan Balances (as of the related Transfer Dates) of all Defaulted Timeshare Loans previously substituted by the applicable Originator pursuant to the Agreement or the Purchase Agreement.

“Original Club Loan” shall mean a timeshare loan for which the related obligor has elected to effect an Upgrade and an applicable Originator has agreed to effect such Upgrade.

“Originator” shall mean, as applicable, the Club Originator or the BBCV Originator.

“Owner Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Owner Beneficiary Agreement” shall mean the purchase agreement entered into by each Obligor and, as applicable, the Developer or BBCV with respect to the Club Loans.

“Owner Beneficiary Rights” shall have the meaning specified in the Club Trust Agreement.

“Paying Agent” shall have the meaning set forth in the recitals to the Agreement.

“Paying Agent Fees” shall mean, for each Distribution Date, the fee payable by the Buyer to the Paying Agent in accordance with Section 4.3(a) of the Agreement.

“Performing Loans” shall mean all Eligible Timeshare Loans sold by the Seller to the Buyer pursuant to the Agreement that are not Defaulted Timeshare Loans.

“Permitted Liens” shall mean (a) with respect to Timeshare Loans sold to the Buyer, (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, or such exceptions as may be set forth in any related lender’s title insurance policy as of the effective date upon which any such title insurance policy was first issued in favor of the applicable Originator, (ii) Liens in favor of the Seller created pursuant to the Transaction Documents, and (iii) Liens in favor of the Buyer created pursuant to the Agreement; (b) with respect to the related Timeshare Property, (i) materialmen’s, warehousemen’s, mechanic’s and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, and (iii) the Obligor’s interest in the Timeshare Property under the Timeshare Loan, whether pursuant to the Club Trust Agreement or otherwise; and (c) with respect to Timeshare Loans and Related Security sold to the Buyer, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement.

“Person” shall mean an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

“Predecessor Servicer Work Product” shall have the meaning specified in Section 7.4(b) of the Agreement.

“Program Fee Amount” means, with respect to a Distribution Date, an amount equal to the sum of (a) the product of: (i) the applicable Program Fee Rate, (ii) the daily Net Investment Amount for the applicable period, and (iii) the actual number of days elapsed from and including the prior Distribution Date to but excluding the next Distribution Date divided by either three hundred sixty five (365) or three hundred sixty six (366) (such number, the actual number of days in the year in which such Due Period begins), and (b) the aggregate of all Program Fee Amounts due on prior Distribution Dates that remain unpaid. The Program Fee Amount calculation for the first Distribution Date shall be based upon the period commencing on the first Sale Date to but excluding the first Distribution Date.

“Program Fee Rate” shall mean the rate set forth in, as applicable, the Buyer Commitment Purchase Confirmation, or the Buyer Purchase Confirmation corresponding to the related Monthly Buyer Notice. The Program Fee Rate for the first six (6) months of the Commitment Purchase Period shall equal eight percent (8%) per annum. On any date of determination, the Program Fee Rate for the Aggregate Sale Date Loan Pool shall be based on the weighted average of the Program Fee Rates of each Sale Date Loan Pool then comprising the Aggregate Sale Date Loan Pool in proportion to the outstanding Loan Balances of each Sale Date Loan Pool to be added to the Aggregate Sale Date Loan Pool.

“Purchase Agreement” shall mean the purchase and contribution agreement, dated as of December 22, 2010, by and between the BBCV Originator and the Seller pursuant to which the BBCV Originator sells Timeshare Loans, from time to time, to the Seller, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Purchase Period” shall mean the period ending one year from the date either party provides written notice of termination of the Purchase Period to the other party.

“Purchase Termination Event” shall have the meaning specified in Section 8.1 of the Agreement.

“Qualified Substitute Timeshare Loan” shall mean a Timeshare Loan (a) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due and received during or prior to the month of substitution, not in excess of the Loan Balance of the Timeshare Loan being substituted on the related Transfer Date, (b) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Agreement, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan; provided, however, that there shall be no seasoning requirement if a Qualified Substitute Timeshare Loan is an Upgrade Club Loan replacing an Original Club Loan with the same Obligor, (c) that does not cause the weighted average coupon rate of all Qualified Substitute Timeshare Loans being substituted on the related Transfer Date to be more than .25% less than the weighted average coupon rate of the Timeshare Loans being replaced in the Aggregate Sale Date Loan Pool in connection with such substitution on the related Transfer Date, and (d) that shall have a FICO Score equal to or greater than the Timeshare Loan being replaced (unless such Timeshare Loan is an Upgrade Club Loan replacing an Original Club Loan with the same Obligor in which case such Timeshare Loan shall comply with the then current Credit Policy in effect at the time of the origination of such Timeshare Loan).

“Quorum Membership Application” shall mean the application for membership with Quorum Federal Credit Union furnished by the Buyer, as may be amended from time to time.

“Reacquisition Date” shall mean with respect to the reacquisition of the Aggregate Sale Date Loan Pool on or after the Optional Reacquisition Date, the date fixed pursuant to Section 11.3 of the Agreement.

“Reacquisition Price” shall mean, with respect to the Aggregate Sale Date Loan Pool, the sum of the Net Investment Amounts of all Sale Date Loan Pools comprising the Aggregate Sale Date Loan Pool, together with the Program Fee accrued and unpaid thereon at the applicable Program Fee Rate up to and including the Reacquisition Date.

“Receivables” shall mean the payments required to be made pursuant to a Timeshare Loan.

“Recovery Ratio” shall mean, for any Determination Date, an amount equal to: (i) if any Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods, the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of (x) the aggregate Loan Balance of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods that were repurchased (at the applicable Repurchase Price) by the applicable Originator prior to such Determination Date (with the Loan Balance of each Defaulted Timeshare Loan determined as of the day immediately preceding the date on which such Timeshare Loan became a Defaulted Timeshare Loan) and (y) all Net Liquidation Proceeds received during the three immediately preceding Due Periods in respect of Defaulted Timeshare Loans that were not substituted or repurchased by the applicable Originator prior to such Determination Date and (b) the denominator of which is the aggregate Loan Balance of all Timeshare Loans that became Defaulted Timeshare Loans during the three immediately preceding Due Periods; and (ii) if no Timeshare Loans became Defaulted Timeshare Loans during the three immediately preceding Due Periods, 100%.

“Related Security” shall mean with respect to any Timeshare Loan, (a) all of the Seller’s interest in the Timeshare Property arising under or in connection with the related Mortgage, if any, Owner Beneficiary Rights, Vacation Points and the related Timeshare Loan Files, (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with any Mortgages, signed by the Club Trustee on behalf of an Obligor describing any collateral securing such Timeshare Loan, (c) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (d) any assignments of Mortgages and any financing statements, and (e) all other security and books, records and computer tapes relating to the foregoing.

“Remarketing Agent” shall mean BBCV.

“Remarketing Agreement” shall mean that certain remarketing agreement, dated as of December 22, 2010 by and among, the Servicer, the Seller, the Remarketing Agent and the Buyer, as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

“Remarketing Fees” shall mean the amount due the Remarketing Agent under the Remarketing Agreement.

“Repurchase Price” shall mean with respect to any Timeshare Loan to be repurchased by the Seller pursuant to the Agreement, a cash price equal to the product of (a)(i) if no Timeshare Portfolio Performance Event has occurred and is continuing, the weighted average Buyer Purchase Price Percentage for the Aggregate Sale Date Loan Pool or (ii) if a Timeshare Portfolio Performance Event has occurred and is continuing, the weighted average Buyer Purchase Price Percentage for the Aggregate Sale Date Loan Pool as of the Due Period immediately prior to the occurrence of such Timeshare Portfolio Performance Event and (b) the Loan Balance of such Timeshare Loan as of the date of such repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related coupon rate to and including the due date in the current Due Period immediately prior to the Distribution Date on which such repurchase occurs.

“Request for Release” shall be a request for release of Timeshare Loan Documents in the form required by the Custodial Agreement.

“Reservation System”: The reservation system utilized by the Club and owned by the Club Managing Entity or the services contracted by the Club Managing Entity with a third party.

“Resort” shall mean, as the context shall require, the resort at which the Timeshare Property related to a Timeshare Loan is located and may include the Resorts commonly known as Bluegreen Wilderness Club at Big Cedar, located in Ridgedale, Missouri or Long Creek Ranch at Big Cedar, located in Ridgedale, Missouri.

“Resort Interests” shall mean as defined in the Club Trust Agreement.

“Responsible Officer” shall mean (a) when used with respect to the Servicer, the Chief Financial Officer, a Senior Vice President, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Servicer; and (b) with respect to any other Person, the chairman of the board, chief financial officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary, the controller, general partner, trustee or the manager of such Person.

“Sale” has the meaning set forth in the first recital in the Agreement.

“Sale Date” has the meaning set forth in Section 2.1(a) of the Agreement.

“Sale Date Loan Pool” shall mean all Timeshare Loans sold to the Buyer on a given Sale Date.

“Sale Notice” shall have the meaning set forth in Section 2.1(a) of the Agreement.

“Sampler Conversion” shall mean the process in which, pursuant to the terms of the Sampler Program Agreement, the Obligor has converted the “Sampler Membership” into full ownership in the Bluegreen Vacation Club multi-site timeshare plan.

“Sampler Converted Loan” shall mean a Timeshare Loan, the obligor of which, previously had a Sampler Loan and converted the same to a Timeshare Loan pursuant to the terms of a Sampler Program Agreement.

“Sampler Loan” shall mean a loan originated by Bluegreen pursuant to the terms of a Sampler Program Agreement.

“Sampler Program Agreement” shall mean an agreement pursuant to which a purchaser thereunder obtains those certain benefits set forth therein which comprise the “Sampler Membership” and, subject to the terms and conditions thereof, has the opportunity to convert such Sampler Membership into full ownership in the Bluegreen Vacation Club multi-site timeshare plan.

“Schedule of Timeshare Loans” shall mean the list of Timeshare Loans delivered pursuant to the Purchase Agreement or the Agreement, as amended from time to time to reflect repurchases, substitutions, and Qualified Substitute Timeshare Loans conveyed pursuant to the terms of, as applicable, the Purchase Agreement or the Agreement, which list shall set forth the information with respect to each Timeshare Loan as of the related Cut-Off Date, as applicable, in numbered columns.

The Schedule of Timeshare Loans shall be provided in electronic format, and it shall be substantially in the form of Exhibit E attached to the Custodial Agreement.

“Schedules” shall mean those schedules itemized in the Table of Contents to the Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean BBCV Receivables-Q 2010 LLC, a Delaware limited liability company.

“Seller Multiemployer Plan” shall have the meaning set forth in Section 12.1(n) of the Agreement.

“Servicer” shall mean Bluegreen in its capacity as servicer under the Agreement, the Backup Servicing Agreement, the Remarketing Agreement and the Custodial Agreement, and its permitted successors and assigns.

“Servicing Fee” shall mean for any Distribution Date, and for so long as Bluegreen or an Affiliate thereof is the Servicer, the product of (a) one-twelfth (1/12) of 2.00% and (b) the aggregate Loan Balance of all Timeshare Loans as of the first day of the related Due Period.

“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Buyer from time to time.

“Servicing Standard” shall mean, with respect to the Servicer and the Backup Servicer a servicing standard which complies with applicable law, the terms of the Transaction Documents, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary standard of prudent servicers of loans secured by timeshare interests similar to the Timeshare Properties, but in no event lower than the standards employed by it when servicing loans for its own account or other third parties, but, in any case, without regard for (a) any relationship that it or any of its Affiliates may have with the related Obligor, and (b) its right to receive compensation for its services under the Agreement or with respect to any particular transaction.

“Servicer Termination Costs” shall mean any extraordinary out-of-pocket expenses incurred by the Backup Servicer associated with the transfer of servicing.

“Servicer Termination Event” shall have the meaning specified in Section 7.4(a) of the Agreement.

“Start-up Period” shall mean the period beginning on first Sale Date and expiring thirty (30) days thereafter.

“Substitution Shortfall Amount” shall mean with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the substituted Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans.

“Target Net Investment Amount” shall mean as of any Distribution Date with respect to the Aggregate Sale Date Loan Pool, the product of (a) the weighted average Buyer Purchase Price Percentage and (b) the Aggregate Loan Balance of all Performing Loans.

“Timeshare Association” shall mean the not-for-profit corporation or cooperative association responsible for operating a Resort.

“Timeshare Declaration” shall mean the declaration or other document recorded in the real estate records of the applicable municipality or government office where a Resort is located for the purpose of creating and governing the rights of owners of Timeshare Properties related thereto, as it may be in effect from time to time.

“Timeshare Loan” shall mean a Club Loan or a Qualified Substitute Timeshare Loan, sold to the Buyer pursuant to the Agreement and which has not been re-assigned to the Seller. As used in the Transaction Documents, the term “Timeshare Loan” shall include the related Mortgage Note, Mortgage, if any, the Owner Beneficiary Agreement and other Related Security contained in the related Timeshare Loan Documents.

“Timeshare Loan Acquisition Price” shall mean, on any date of determination with respect to any Sale Date Loan Pool, an amount equal to the Initial Purchase Price Installment plus the Deferred Purchase Price.

“Timeshare Loan Documents” shall mean with respect to each Timeshare Loan and each Obligor, the related (a) Timeshare Loan Files, and (b) Timeshare Loan Servicing Files.

“Timeshare Loan Files” shall mean, with respect to a Timeshare Loan, all documents related to such Timeshare Loan, including:

1.

with respect to a Club Loan (other than an Aruba Club Loan), (i) the original Mortgage Note executed by the Obligor, endorsed as “Pay to the order of _______________, without recourse, representation or warranty” (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the related Seller (such Authorized Officer’s signature may be computer generated), together with a complete chain of endorsements from the original payee to the related Seller, if applicable or (ii) a Lost Note Affidavit;

2.

with respect to a Club Loan (other than an Aruba Club Loan), (i) an original Mortgage with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) if such Mortgage has not yet been returned to the related Seller by such recording office, a photocopy of the unrecorded Mortgage that has been delivered to such recording office (with evidence that such Mortgage has been delivered to the appropriate recording office for recording);

3.

with respect to a Club Loan (other than an Aruba Club Loan), (i) original recorded Assignment(s) of Mortgage (which may be a part of a blanket assignment of more than one Club Loan in which case, a copy thereof, with the original blanket Assignments of Mortgage held by the Custodian in the related master pool header file), showing the assignment of such Club Loan from the record mortgagee to the Buyer, or (ii) if such Assignments of Mortgage have not yet been returned by the related recording office, a photocopy of the unrecorded Assignments of Mortgage that have been delivered to such recording office (which may be a part of a blanket assignment of more than one Club Loan), showing the assignment of such Club Loan from the record mortgagee to the Buyer (with evidence (a copy of (A) the Federal Express (or similar service) receipt and (B) the check made payable to the applicable recording office, being sufficient evidence) that such Assignments of Mortgage have been delivered to the appropriate recording office for recording), or (iii) if the related Mortgage has not yet been returned such that the related Assignment(s) of Mortgage cannot yet be filed, (A) evidence that that such Mortgage has been delivered to the appropriate recording office for recordation (the evidence in paragraph 2 above being sufficient) and (B) Assignments of Mortgage in recordable form (other than the Mortgage recording information) duly executed by the last record holder of the Mortgage showing the assignment of such Club Loan from the record mortgagee to the Buyer; provided, however, that with respect to clauses (ii) and (iii) of this paragraph 3, photocopies held by the Custodian in the related investor file shall be sufficient.

4.

with respect to a Club Loan (other than an Aruba Club Loan), the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

5.

with respect to a Club Loan (other than an Aruba Club Loan), (i) a copy of any recorded warranty deed transferring legal title to the related Timeshare Property to the Club Trustee, or (ii) if such recorded warranty deed has not yet been returned to the related Seller, a copy of a warranty deed sent for recording;

6.

with respect to a Club Loan (other than an Aruba Club Loan), either (i) a final original lender’s title insurance policy (which may consist of one master policy referencing one or more Mortgages) showing no exceptions to coverage (other than Permitted Liens) or (ii) a binding unconditional commitment to issue a title insurance policy showing no exceptions to coverage (other than Permitted Liens) (which may be a master commitment referencing one or more Mortgages, the original master commitment to be held by the Custodian in the related master pool header file), in all cases referencing such Timeshare Loan and insuring the applicable Originator and its successors and/or assigns;

7.

the original of any related assignment or guarantee or, if such original is unavailable, a copy thereof certified by an Authorized Officer of the related Seller to be a true and correct copy, current and historical computerized data files;

8.	the original of any assumption agreement or any refinancing agreement;

9.	all related Owner Beneficiary Agreements, finance applications, sale and escrow documents executed and delivered by the related Obligor with respect to the purchase of a Timeshare Property;

10.	all other papers and records of whatever kind or description, whether developed or originated by an Originator or another Person, required to document, service or enforce a Timeshare Loan;

11.	the original truth-in-lending disclosure statement (or a copy) that relates to each Timeshare Loan;

12.	the Obligor’s truncated credit report;

13.	any other documents designated by the Buyer and approved by the Seller and the Custodian (such approval not to be unreasonably withheld) in a notice to the Seller and the Custodian; and

14.

any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Timeshare Loan Files pursuant to the Agreement, the Credit Policy, the Collection Policy or the other Transaction Documents, if any.

“Timeshare Loan Servicing Files” shall mean with respect to each Timeshare Loan and each Obligor, the portion of the Timeshare Loan Files necessary for the Servicer to service such Timeshare Loan including but not limited to (a) a copy of the truth-in-lending disclosure statement executed by such Obligor, as applicable, (b) all writings pursuant to which such Timeshare Loan arises or which evidences such Timeshare Loan and not delivered to the Custodian, (c) all papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans in accordance with the Servicing Standard and (d) each Timeshare Program Consumer Document (not the original), if applicable, related to the applicable Timeshare Property.

“Timeshare Portfolio Performance Event” shall have occurred if, as of any date of determination for the Timeshare Loans contained within the Aggregate Sale Date Loan Pool, (a) the average of the Delinquency Levels for the three immediately preceding Due Periods is greater than the weighted average (taking into consideration the applicable Sale Date Loan Pool and the Aggregate Sale Date Loan Pool) calculated using the percentages specified as the Delinquency Level in each of the related Buyer Commitment Purchase Confirmations or Buyer Purchase Confirmations and reported on the Monthly Servicer Report, or (b) the sum of the Default Levels for the three immediately preceding Due Periods is greater than the weighted average (taking into consideration the applicable Sale Date Loan Pool and the Aggregate Sale Date Loan Pool) calculated using the percentages specified as the Default Level in each of the related Buyer Commitment Purchase Confirmations or Buyer Purchase Confirmations and reported on the Monthly Servicer Report, or (c) the Cumulative Default Level is greater than the weighted average (taking into consideration the applicable Sale Date Loan Pool and the Aggregate Sale Date Loan Pool) calculated using the percentages set forth for the applicable monthly periods in Table 1 attached to each of the related Buyer Commitment Purchase Confirmations or Buyer Purchase Confirmations and reported on the Monthly Servicer Report.

“Timeshare Program” shall mean the program under which (a) an Obligor has purchased a Timeshare Property and (b) an Obligor shares in the expenses associated with the operation and management of such program.

“Timeshare Program Consumer Documents” shall mean, as applicable, the Owner Beneficiary Agreement, Mortgage Note, Mortgage, rescission right notices, public offering statements and other documents and disclosures used or to be used by an Originator in connection with the sale of Timeshare Properties.

“Timeshare Program Governing Documents” shall mean the articles of organization or articles of incorporation of each Timeshare Association, the rules and regulations of each Timeshare Association, the Timeshare Program management contract between each Timeshare Association and a management company, and any subsidy agreement by which an Originator is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.

“Timeshare Property” shall mean (a) with respect to a Deeded Club Loan, a fractional fee simple timeshare interest in a Unit in a Resort (or phase thereof) or an undivided interest in a Resort (or phase thereof) associated with a Unit and (b) as applicable, with respect to an Aruba Club Loan, Co-op Shares.

“Transaction Documents” shall mean the Agreement, the Purchase Agreement, the Deposit Account Control Agreement, the Backup Servicing Agreement, the Remarketing Agreement, the Custodial Agreement and all other agreements, documents or instruments (other than the Timeshare Loan Documents) delivered in connection with the transactions contemplated thereby.

“Transfer Date” shall mean with respect to a Qualified Substitute Timeshare Loan, the date on which the applicable Originator substitutes one or more Timeshare Loans in accordance with Article VI of the Agreement.

“Trust Accounts” shall mean collectively, the Lockbox Account and the Collection Account.

“Turbo Trigger Date” shall mean the occurrence of the date which is eight (8) years from the last Sale Date during the Commitment Period.

“UCC” shall mean the Uniform Commercial Code as from time to time in affect in the applicable jurisdiction or jurisdictions.

“Unit(s)”: shall mean one individual air-space condominium unit, cabin, villa, cottage, townhome, platform tent, cabin, campsite for a recreational vehicle or lot within a resort, together with all furniture, fixtures and furnishings therein, if applicable, and together with any and all interests in common elements appurtenant thereto, as provided in the related Timeshare Program Governing Documents.

“Upgrade” shall mean the process in which (A) an obligor of an Original Club Loan elects to (i)(a) reconvey the existing Club Property for new Club Property (such new Club Property having a greater dollar value than the existing Club Property) and (b) cancel the Original Club Loan in exchange for an Upgrade Club Loan secured by such new Club Property or (ii)(a) acquires additional Club Property and (b) cancels the Original Club Loan in exchange for an Upgrade Club Loan from the applicable Originator secured by the existing Club Property and the additional Club Property or (B) an owner of existing Club Property that is fully paid elects to (i) reconvey such Club Property for new Club Property (such new Club Property having a greater dollar value than the existing Club Property) or (ii) acquires additional Club Property.

“Upgrade Club Loan” shall mean the new timeshare loan originated by an Originator in connection with an Upgrade.

“Vacation Points” shall have the meaning specified in the Club Trust Agreement.

“Wilderness Loan” shall mean, as applicable, a timeshare loan at a Club Wilderness Resort that is secured by a Unit that is a platform tent, cabin or a campsite for a recreational vehicle.